Exhibit 10.1

MAXWELL SHOE COMPANY INC.

EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT

Pursuant to the

2003 STOCK INCENTIVE PLAN

WHEREAS, Maxwell Shoe Company Inc. (the “Company”), by action of the Board of Directors and approval of its stockholders, established the 2003 Stock Incentive Plan of Maxwell Shoe Company Inc. (the “Plan”); WHEREAS, [                    ] is an employee of the Company and/or one or more of its subsidiaries (“Employee”) and the Company desires to encourage Employee to own Common Stock (as hereinafter defined) of the Company for the purposes stated in Section 1 of the Plan;

WHEREAS, pursuant to the Plan, the committee of the Board of Directors of the Company administering the Plan (the “Committee”) has approved the grant to Employee of an option (the “Option”) to purchase shares of Class A Common Stock, par value $.01 per share, of the Company (the “Common Stock”), on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1.    Grant of Option; Certain Terms and Conditions. The Company hereby grants to Employee, and Employee hereby accepts, as of the Date of Grant indicated below, an Option to purchase up to the number of shares of Common Stock indicated below (the “Option Shares”) at the purchase price per share of Common Stock (the “Exercise Price”) indicated below, which Option shall expire at 5:00 p.m., Boston time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Employee Nonqualified Stock Option Agreement (the “Agreement”) and the Plan, as the same may be amended from time to time. By accepting the Option grant, Employee irrevocably agrees on behalf of himself and his successors and permitted assigns to all of the terms and conditions of the Option as set forth in or pursuant to this Agreement and the Plan, as the same may be amended from time to time.

2.    Exercisability.

(a)    After the Date of Grant and subject to the provisions of Section 6 below, the Option shall become vested and exercisable on the anniversary of the Date of Grant specified below with respect to a number of shares of Common Stock (rounded to the nearest whole share) equal to the percentage of the total number of shares subject to the Option in accordance with the following schedule:

Employee:	[ ]
Date of Grant:	[ ], 200x
Number of Option Shares:	[ ]
Exercise Price:	$[ ]
Expiration Date:	[ ], 20xx

Vesting Rate
Anniversary of Grant Date	Date	Percent (%) of Option Shares Incrementally Vesting and Becoming Exercisable on Such Date
1st Anniversary	[month, day, 20xx]	17%
2nd Anniversary	[month, day, 20xx]	17%
3rd Anniversary	[month, day, 20xx]	33%
4th Anniversary	[month, day, 20xx]	33%

(b)    To the extent then exercisable, the Option may be exercised, from time to time, in whole or in part by notifying the Company or its designee of such exercise in such manner as the Company may from time to time require, which notice shall specify the number of shares of Common Stock for which the Option is to be exercised and be accompanied by evidence satisfactory to the Committee of such person’s right to exercise the Option if the person exercising the Option is not Employee, and which notice shall provide for payment of the Exercise Price in accordance with Section 6.6 of the Plan, and as set forth in Section 3 below.

3.    Payment of Exercise Price.

(a)    The Exercise Price of any Option granted under this Agreement with respect to such Option, shall be made by any one or more of the following:

(i)	payment in full in cash, at or before the time the Company delivers the Option Shares;

(ii)	payment in Common Stock owned by Employee, at or before the time the Company delivers the Option Shares, provided that any of the Company’s Class A Common Stock assigned and delivered to the Company in payment or partial payment of the Exercise Price shall be accompanied by an assignment separate from certificate and any other document(s) reasonably requested by the Company;

(iii)	payment in other property deemed acceptable by the Committee, at or before the time the Company delivers the Option Shares;

(iv)	a reduction in the number of shares of Common Stock or other property otherwise issuable pursuant to such Option;

(v)	the holder of the Option irrevocably authorizing a broker approved in writing by the Company to sell Common Stock to be acquired through exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any federal and state withholding resulting from such exercise (a “Cashless Exercise”); provided, however, that, notwithstanding anything in this Agreement to the contrary, (A) the Company shall only deliver such Option Shares at or after the time the Company receives full payment for such Option Shares, (B) the Exercise Price for such Option Shares will be due and payable to the Company no later than one business day following the date on which the proceeds from the sale of the underlying shares are received by the authorized broker, (C) in no event will the Company directly or indirectly extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in the form of a personal loan or otherwise, in connection with a Cashless Exercise and (D) in no event shall the holder of the Option enter into any agreement or arrangement with a brokerage or similar firm in which the proceeds received in connection with a Cashless Exercise will be received by or advanced to the holder of such Option before the date the Option Shares are delivered or released by the Company; or

(vi)	a combination of any of the above.

Notwithstanding any other provisions of this Agreement to the contrary, no Option holder shall be permitted to pay the Exercise Price of the Option Shares, or other property issuable pursuant to such Option, or such holder’s Withholding Liability (as defined in Section 8 below) with respect to such issuance, in whole or in part by the delivery of a promissory note.

(b)    Notwithstanding any provision of this Agreement to the contrary:

(i)	payment of the Exercise Price and the Option holder’s Withholding Liability (as defined in Section 8 below), if any, with respect to such shares shall be due the date the Option Shares are delivered; and

(ii)	in no event shall the Company issue or deliver the Option Shares before the Company receives payment for such Option Shares pursuant to this Section 3.

4.    Non-Transferability of Option. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

5.    Stock Option Tax Treatment. The Option is intended to be treated for tax purposes as a Nonqualified Stock Option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code, as amended.

6.    Termination of Employment; Acceleration of Vesting.

(a)    Termination of Employment.

(i)	Retirement. If Employee ceases to be employed by reason of Employee’s retirement in accordance with the Company’s then-current retirement policy (“Retirement”), then (A) the portion of the Option that has not vested on or prior to the date of such Retirement shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such Retirement.

(ii)	Death or Permanent Disability. If Employee ceases to be employed by reason of the death or Permanent Disability (as hereinafter defined) of Employee, then (A) the portion of the Option that has not vested on or prior to the date of such termination of employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of Employee’s death or Permanent Disability. “Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Committee or its designee in such form and manner, and at such times, as the Committee may require. Any determination by the Committee or its designee that Employee does or does not have a Permanent Disability shall be final and binding upon the Company and Employee.

(iii)	Termination for Cause. If Employee is terminated for Cause (as hereinafter defined), both the vested and unvested portions of the Option shall terminate immediately. “Cause” shall mean Employee’s (A) conviction by a court of competent jurisdiction of a felony or serious misdemeanor involving moral turpitude, (B) willful disregard of any written directive of the Board of Directors or its designee that is not inconsistent with the Certificate of Incorporation or Bylaws (as each may be amended and restated from time to time) of the Company or applicable law, (C) breach of his or her fiduciary duty involving personal profit, or (D) neglect of his or her duties that has a material adverse effect on the Company.

(iv)	Other Termination. If Employee is terminated without Cause, then (A) the portion of the Option that has not vested on or prior to the date of such termination of employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the 90th day following the date of such termination of employment; provided, however, that if Employee is terminated without Cause within one year after a Corporate Transaction (as hereinafter defined), then (x) the portion of the Option, if any, that has not vested on or prior to the date on which Employee is terminated shall fully vest as of such date and (y) the Option shall terminate upon the earlier of the Expiration Date or the 90th day following the date on which Employee is terminated. A “Corporate Transaction” shall mean the first to occur of the following:

(1)    a dissolution or liquidation of the Company;

(2)    a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is not substantial change in the stockholders of the Company or their relative stock holdings and the Option is assumed, converted or replaced by the successor corporation, which assumption will be binding on Employee);

(3)    a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company;

(4)    the sale of substantially all of the assets of the Company; or

(5)    the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction.

(b)    Death Following Termination of Employment. Notwithstanding anything to the contrary in this Agreement, if Employee shall die at any time after the termination of his or her employment and prior to the date on which the Option is terminated pursuant to Section 6(a), then the vested portion of the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date of Employee’s death.

(c)    Acceleration of Option by Committee. The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

(d)    Other Events Causing Acceleration and Termination of Option. Notwithstanding anything to the contrary in this Agreement, the Option shall become fully exercisable immediately prior to, and shall terminate upon, the consummation of a Corporate Transaction.

7.    Adjustments. If the outstanding shares of Common Stock for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may, but need not, appropriately and equitably adjust the number and kind of Option Shares, and the Exercise Prices of such Options, so as to maintain the proportionate number of shares of Common Stock without changing the aggregate Exercise Price.

8.    Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the “Withholding Liability”), then Employee shall, on the date of exercise and as a condition to the issuance of the Option Shares, make payment of the Withholding Liability to the Company in cash or by check payable to the Company; provided, however, that payment of such Withholding Liability may instead be made, in whole or in part, if the Committee so determines in its sole discretion, by:

(a)	a reduction in the amount of Common Stock or other property otherwise issuable pursuant to the exercise of the Option giving rise to the Withholding Liability (such reduction to be valued on the basis of the aggregate fair market value, on the date of exercise, of the additional Common Stock that would have been delivered to Employee upon such exercise of the Option), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock;

(b)	the delivery to the Company of a certificate or certificates representing Common Stock or other securities of the Company, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate fair market value thereof on the date of the exercise giving rise to the Withholding Liability); or

(c)	payment of the amount of Withholding Liability to the Company by a broker selected or approved by the Committee pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Option Shares.

Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee. Employee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to Employee if Employee does not pay the Withholding Liability to the Company on the date of exercise of the Option, and Employee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company’s obligation to pay such compensation or other amounts to Employee.

9.    No Effect on Capital Structure. The Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.    Committee Authority. Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee (including any person(s) to whom the Committee has delegated its authority) in its sole and absolute discretion. Such decision by the Committee shall be final and binding.

11.    Stock Exchange or NASDAQ Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no shares of Common Stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

12.    Plan. The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Employee, without his or her consent, of the Option or of any of Employee’s rights under this Agreement; provided further that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Corporate Transaction that such amendment or termination either is required or advisable in order for the Company or the Plan to satisfy any law or regulation or to meet the requirements of any accounting standard.

13.    Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

14.    Employment Rights. No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Employee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Employee, with or without Cause, or (c) confer upon Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Employee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of Employee at any time and for any reason, or for no reason, unless Employee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

15.    General Provisions.

(a)    Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and delivered in person or by mail (to the address set forth below if notice is being delivered to the Company) or electronically. Any notice delivered in person or by mail shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Any notice given by the Company to Employee directed to Employee at Employee’s address on file with the Company shall be effective to bind Employee and any other person who shall have acquired rights under this Agreement.

The Company or Employee may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company in person or by mail shall be addressed as follows:

Company:	101 Sprague Street
Hyde Park (Boston), Massachusetts 02136
Attention: Compensation and Stock Option Committee

(b)    No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

(c)    Undertaking. Employee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Employee or the Option pursuant to the express provisions of this Agreement.

(d)    Entire Contract. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

(e)    Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Employee and Employee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

(f)    Securities Law Compliance; Restrictions on Resale of Option Shares. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any exercise of the Option and/or any resales by Employee or other subsequent transfers by Employee of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Option and/or the Option Shares and (c) restrictions as to the use of a specified brokerage firm or other agent for exercising the Option and/or for such resales or other transfers. The sale of the shares underlying the Option must also comply with other applicable laws and regulations governing the sale of such shares.

(g)    Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the Date of Grant.

MAXWELL SHOE COMPANY INC.

By:
Title: «Signed»

EMPLOYEE

«Employee»

Street Address

City, State and Zip Code

Social Security Number